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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                        [On Accountant Firm's Letterhead]

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Employee Stock Purchase Plan, 1998 Directors' Stock Option Plan and 1998 Stock Option Plan of Cohesion Technologies, Inc. of our report dated July 31, 1998, with respect to the consolidated financial statements of Cohesion Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
December 23, 1998